REGISTRATION RIGHTS AGREEMENT



         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the ____ day of ______, 1997 by and between UNIDIGITAL INC., a Delaware corporation (the "Company"), and ________________________ (the "Holder").

                                 R E C I T A L S
                                 ---------------

         A. The Holder and the Company are parties to that certain Promissory Note of even date herewith (the "Promissory Note") pursuant to which the Holder has agreed to extend a loan to the Company.

         B. In partial consideration of the extension of the loan by the Holder to the Company pursuant to the Note, the Company has issued to the Holder a five-year warrant to purchase shares of common stock of the Company, par value $0.01 per share ("Common Stock") on the terms and conditions set forth in that certain Warrant between the Company and the Holder of even date herewith (the "Warrant").

         C. The Company desires to grant to the Holder the registration rights set forth herein with respect to the shares of Common Stock for which may be issued to the Holder pursuant to the Warrant.


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         1. REGISTRATION RIGHTS.

                1.1 Definitions. For purposes of this Section 1:

                    (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

                    (b) Registrable Securities. The term "Registrable Securities" means: any shares of Common Stock of the Company issued or issuable to the Holder pursuant to the Warrant; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to the Agreement.


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                    (c) SEC. The term "SEC" or "Commission" means the U.S.
Securities and Exchange Commission.

                1.2 Registrations.

                    (a) Piggyback Registration Rights. The Company shall notify the Holder in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to a merger, an acquisition or pursuant to Form S-8 or successor form, collectively the "Excluded Registrations") and will afford the Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by the Holder, it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Holder wishes to include in such registration statement. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities (other than with respect to Excluded Registrations), all upon the terms and conditions set forth herein.

                    (b) Underwriting. If a registration statement under which the Company gives notice under Section 1.2(a) is for an underwritten offering, then the Company shall so advise the Holder in writing. In such event, the right of the Holder to have its Registrable Securities included in a registration pursuant to this Section 1.2(b) shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company in full, and second, to the Holder and to any other security holders of the Company whose securities are being offered for sale pursuant to such registration statement or whose securities are required to be included in such registration statement pursuant to registration rights granted to such security holders by the Company (collectively, the "Other Holders") pro-rata based on the total number of shares of Common Stock originally requested to be sold by the Holder and the Other Holders pursuant to such registration statement. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business

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days prior to the effective date of the registration statement. Any Registrable
Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The Holder hereby agrees that, in connection with any underwritten offering by the Company, if requested by the managing underwriter, it will not sell any of its Registrable Securities pursuant to a registration statement in which it is not included pursuant to this Section 1.2, for a period of up to six months from the effective date of any such registration statement, without the prior written consent of the managing underwriter, if any, of the public offering to which such registration statement may relate. Further, in connection with any underwritten public offering of Common Stock by the Company, the Holder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

                    (c) Expenses. All expenses incurred in connection with a registration pursuant to Section 1.2(a) (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of counsel for the Holder, shall be borne by the Company. The Holder shall bear its proportionate share (based on the total number of shares sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such registration.

                1.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to ninety (90) days.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder that are included in such registration.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in

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connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                    (f) Notify the Holder at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Furnish, at the request of the Holder, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities.

                1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                1.5 Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2:

                    (a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless the Holder or any underwriter (as defined in the Securities Act)

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for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, "Indemnitees"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                        (i) any untrue statement or alleged untrue statement of
                    a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a
                    material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                        (iii) any violation or alleged violation by the Company
                    of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each of the Indemnitees for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with any information furnished expressly for use in connection with such registration by any Indemnitee, including without limitation, any information furnished by the Holder to the Company pursuant to Section 1.4 hereof.


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                    (b) By the Holder. To the extent permitted by law, the
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act (collectively, "Company Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which the Company or any such Company Indemnitee may become subject under the Securities Act, the 1934 Act or other federal or state law, but only, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder, and known by the Holder to be furnished, expressly for use in connection with such registration, including without limitation any information furnished by the Holder to the Company pursuant to Section 1.4 hereof; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnitee as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                    (c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                    (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective

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or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the
"Final Prospectus), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                    (e) Survival. The obligations of the Company and the Holder under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                1.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and to use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act.

         2. ASSIGNMENT AND AMENDMENT.

                2.1 Assignment. The registration rights granted to the Holder shall not be assignable to any subsequent holder of the Registrable Securities.

                2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

                2.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been delivered when delivered personally (including by means of telex, telecopier or telefax systems), or the day following delivery to a reputable overnight courier service which guarantees delivery within 24 hours, charges prepaid (or upon the date mailed, if sent certified mail, postage prepaid, return receipt requested, and delivery is refused or returned as undeliverable) to the parties to this Agreement as follows:

                (a)   If to the Company: Unidigital Inc.
                                         20 West 20th Street
                                         New York, New York 10011
                                         Attn:  William E. Dye, President

                      with a copy to:  David J. Sorin, Esquire
                                             Buchanan Ingersoll
                                             500 College Road East
                                             Princeton Forrestal Center

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                                             Princeton, NJ  08540
                (b)   If to the Holder:      __________________________
                                             __________________________
                                             __________________________
                                             __________________________

                      with a copy to: _________________________________
                                             __________________________
                                             __________________________

or at such other address as any party may designate by giving ten (10) days advance written notice to the other party.

                2.4 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                2.5 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to any law relating to conflict of laws and choice of law.

                2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                2.7 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                2.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                2.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                2.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction


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contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.



                                  * * * * * *


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:                                   THE HOLDER:
------------                                   -----------

UNIDIGITAL INC.                                [                         ]

By:________________________                    By:____________________________

Title:_____________________                    Title:_________________________


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                              SCHEDULE OF HOLDERS
                              -------------------

                                                Principal              Number of
                  Holder                      Amount of Note            Warrants
                  ------                      --------------           ---------
CRM - 1997 Enterprise Fund LLC                $  200,000                 20,000

CRM - Eurycleia, L.P.                            200,000                 20,000

CRM - U.S. Value Fund Ltd.                       200,000                 20,000

CRM - EFO Partners, L.P.                         200,000                 20,000

Ladd Equity Partners                             170,000                 17,000

CRM - EFO                                        100,000                 10,000

William A. Buik                                  100,000                 10,000

Dr. Eric Katz                                    100,000                 10,000

Jeffrey Leiderman c/o Ashley
Leiderman UGMA                                    50,000                  5,000

Marvin Eisenstadt                                 50,000                  5,000

Harvey Ginsberg & Co.                             30,000                  3,000
                                              ----------                -------
                               TOTAL:         $1,400,000                140,000
                                              ==========                =======